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                                                                     Exhibit 5.1


                         [Letterhead of Bryan Cave LLP]



July 8, 2005



GSC Holdings Corp.
c/o GameStop Corp.
625 Westport Parkway
Grapevine, Texas 76051

Re:   Registration Statement on Form S-4


Ladies and Gentlemen:

We have acted as counsel to GSC Holdings Corp., a Delaware corporation (the "Company") and wholly-owned subsidiary of GameStop, Inc., a Minnesota corporation ("GameStop, Inc."), in connection with the Registration Statement on Form S-4 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance by the Company of up to 53,926,126 shares of Class A common stock, par value $0.001 per share (the "Class A Shares"), and up to 29,901,662 shares of Class B common stock, par value $0.001 per share (the "Class B Shares" and, together with the Class A Shares, the "Shares"), pursuant to the Agreement and Plan of Merger, dated as of April 17, 2005 (the "Merger Agreement"), by and among GameStop Corp., a Delaware corporation ("GameStop"), GameStop, Inc., the Company, Cowboy Subsidiary LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company ("GameStop Merger Sub"), Eagle Subsidiary LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company ("EB Merger Sub" and, together with GameStop Merger Sub, the "Merger Subs") and Electronics Boutique Holdings Corp., a Delaware corporation ("EB"), whereby (i) GameStop Merger Sub shall be merged with and into GameStop (the "GameStop Merger") and (ii) EB Merger Sub shall be merged with and into EB (the "EB Merger" and, together with the GameStop Merger, the "Mergers"), with GameStop and EB surviving the Mergers as wholly-owned subsidiaries of the Company.

In connection herewith, we have examined (i) the Merger Agreement; (ii) the Amended and Restated Certificate of Incorporation of the Company; (iii) the Amended and Restated By-Laws of the Company; and (iv) the form of stock certificate representing the Class A Shares and the form of stock certificate representing the Class B Shares ((i), (ii), (iii) and (iv) collectively, the "Transaction Documents").

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of the Company,
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certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the Transaction Documents and the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Merger Agreement and certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that upon issuance of the Shares in accordance with the Merger Agreement at the effective time of the Mergers, the Shares will be validly issued, fully paid and non-assessable.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Joint Proxy Statement-Prospectus included in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                      Very truly yours,


                                      /s/ Bryan Cave LLP

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